Exhibit 5
LYNCH, CHAPPELL & ALSUP
A PROFESSIONAL CORPORATION
ATTORNEYS
THE SUMMIT, SUITE 700
300 NORTH MARIENFELD
MIDLAND, TEXAS 79701
TELEPHONE: (432) 683-3351
FACSIMILE: (432) 683-8346
November 12, 2007
Natural Gas Services Group, Inc.
2911 South County Road 1260
Midland, Texas 79706

Re:	Natural Gas Services Group, Inc. 1998 Stock Option Plan; Sale of up to 400,000 additional shares of common stock
Gentlemen:
          We have acted as counsel to Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 400,000 additional shares of Common Stock, $.01 par value (“Common Stock”), of the Company pursuant to the exercise of stock options granted or to be granted by the Company under the Company’s 1998 Stock Option Plan (the “Plan”), as further described in a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (herein referred to as the “Registration Statement”).
          We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.
          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Plan has been duly and validly authorized and adopted, and the 400,000 shares of Common Stock that may be issued and sold by the Company from time to time upon the exercise of stock options granted or to be granted in accordance with the Company’s Plan will, upon issuance and delivery against payment therefor, be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Lynch, Chappell & Alsup, P.C.

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